Exhibit 10(f)


                                AWARD CERTIFICATE



                            Darden Stock Units Award
                                    (Canada)


                           This certifies that [name]

 is granted an Award of **[number]* Darden Stock Units, each Darden Stock Unit representing the right to receive, on the vesting date or dates shown below, one share of Common Stock, no par value, of Darden Restaurants, Inc., a Florida corporation, or, at the election of the holder, a cash payment in an amount equal to the Volume Weighted Average Price (as defined in the attached Award
                 Agreement) of one such share of Common Stock.

           Social Insurance Number:
           Grant Date:                         _______________ , 200_
           Vesting Date[s]:                 [_________, _____][vesting schedule]


            This Darden Stock Units Award is governed by, and subject in all respects to, the terms and conditions of the Darden
           Stock Units Award Agreement, a copy of which is attached to and made a part of this document, and the Darden Restaurants,
                    Inc. 2002 Stock Incentive Plan, a copy of
                      which is available upon request. This
                    Award Certificate has been duly executed,
                      by manual or facsimile signature, on
                       behalf of Darden Restaurants, Inc.

        [signature]                                     [signature]

  Chairman of the Board    DARDEN RESTAURANTS, INC.    Senior Vice President
 Chief Executive Officer                           General Counsel and Secretary

                            DARDEN RESTAURANTS, INC.
                            2002 STOCK INCENTIVE PLAN


                       DARDEN STOCK UNITS AWARD AGREEMENT
                                    (Canada)


     This Darden Stock Units Award Agreement is between Darden Restaurants, Inc., a Florida corporation (the "Company"), and you, the person named in the attached Award Certificate who is an employee of the Company or one of its Affiliates. This Agreement is effective as of the date of grant set forth in the attached Award Certificate (the "Grant Date").

     The Company wishes to award to you a number of Darden Stock Units, subject to the terms and conditions provided in this Agreement, in order to carry out the purpose of the Company's 2002 Stock Incentive Plan (the "Plan").

     Accordingly, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and you hereby agree as follows:

     1. Award of Darden Stock Units.

     The Company hereby grants to you, effective as of the Grant Date, an Award of Darden Stock Units for that number of Units set forth in the attached Award Certificate (the "Darden Stock Units"), each Darden Stock Unit representing the right to receive, on the vesting date or dates set forth in the attached Award Certificate, one share of the Company's Common Stock, no par value (the "Common Stock"), or, at your election, a cash payment in an amount equal to the Volume Weighted Average Price (as defined in Section 7(b) hereof) of one share of Common Stock, on the terms and conditions set forth in this Agreement and the Award Certificate and in accordance with the terms of the Plan.

     2. Rights with Respect to the Darden Stock Units.

     The Darden Stock Units granted pursuant to the attached Award Certificate and this Agreement are not shares of Common Stock and do not and shall not give you any of the rights and privileges of a shareholder of Common Stock. Your rights with respect to the Darden Stock Units shall remain forfeitable at all times prior to the date or dates on which such rights become vested, and the restrictions with respect to the Darden Stock Units lapse, in accordance with
Section 3, 4 or 5 hereof.

     3. Vesting.

     Subject to the terms and conditions of this Agreement, the Darden Stock Units shall vest, and the restrictions with respect to the Darden Stock Units shall lapse, on the date or dates and in the amount or amounts set forth in the attached Award Certificate if you remain continuously employed by the Company or an Affiliate of the Company until the respective vesting dates.

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     4. Change of Control.

     Notwithstanding the vesting provisions contained in Section 3 above, but subject to the other terms and conditions in this Agreement, upon the occurrence of a Change of Control (as defined below) you shall become immediately and unconditionally vested in all Darden Stock Units and the restrictions with respect to all of the Darden Stock Units shall lapse. For purposes of this Agreement, "Change of Control" shall mean any of the following events:

     (a) any person (including a group as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) becomes, directly or indirectly, the beneficial owner of 20% or more of the shares of the Company entitled to vote for the election of directors;

     (b) as a result of or in connection with any cash tender offer, exchange offer, merger or other business combination, sale of assets or contested election, or combination of the foregoing, the persons who were directors of the Company just prior to such event cease to constitute a majority of the Company's Board of Directors; or

     (c) the consummation of a transaction in which the Company ceases to be an independent publicly-owned corporation or the consummation of a sale or other disposition of all or substantially all of the assets of the Company.

     5. Early Vesting; Forfeiture.

     If you cease to be employed by the Company or an Affiliate of the Company prior to the vesting of the Darden Stock Units pursuant to Section 3 or 4 hereof, your rights to all of the unvested Darden Stock Units shall be immediately and irrevocably forfeited, except that:

     (a) if the Company or an Affiliate of the Company terminates your employment involuntarily and not for cause (as determined by the Committee administering the Plan) prior to the vesting of the Darden Stock Units pursuant to Section 3 or 4 hereof, and your combined age and years of service with the Company or an Affiliate of the Company equal at least 70, then the Darden Stock Units will vest on a pro rata basis on the date of notice of your termination of employment, based on the number of full months of employment completed from the Grant Date to the date of notice of your termination of employment divided by the number of full months in the vesting period for any unvested Darden Stock Units, and your rights to all of the unvested Darden Stock Units shall be immediately and irrevocably forfeited;

     (b) if you retire on or after age 65 with five years of service with the Company or an Affiliate of the Company ("Normal Retirement") prior to the vesting of the Darden Stock Units pursuant to Section 3 or 4 hereof, you shall become immediately and unconditionally vested in all Darden Stock Units and the restrictions with respect to all Darden Stock Units shall lapse on the date of your Normal Retirement;

     (c) if you retire on or after age 55 with ten years of service with the Company or an Affiliate of the Company but before Normal Retirement ("Early Retirement"), the Darden Stock Units will vest on a pro rata basis on the date of your Early Retirement, based on the number of full months of employment completed from the Grant Date to the date of your Early Retirement divided by the number of full months in the vesting period for any unvested Darden Stock Units,

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

and your rights to all of the unvested Darden Stock Units shall be immediately and irrevocably forfeited; or

     (d) if you die prior to the vesting of the Darden  Stock Units  pursuant to
Section 3 or 4 hereof, you shall become immediately and unconditionally vested in all Darden Stock Units and the restrictions with respect to all Darden Stock Units shall lapse on the date of your death. No transfer by will or the applicable laws of descent and distribution of any Darden Stock Units which vest by reason of your death shall be effective to bind the Company unless the Committee administering the Plan shall have been furnished with written notice of such transfer and a copy of the will or such other evidence as the Committee may deem necessary to establish the validity of the transfer.

     6. Restriction on Transfer.

     None of the Darden Stock Units may be sold, assigned, transferred, pledged, attached or otherwise encumbered, and no attempt to transfer the Darden Stock Units, whether voluntary or involuntary, by operation of law or otherwise, shall vest the transferee with any interest or right in or with respect to the Darden Stock Units.

     7. Payment of Darden Stock Units; Issuance of Common Stock; Election to Receive Cash in Lieu of Common Stock.

     (a) No shares of Common Stock shall be issued to you prior to the date on which the applicable Darden Stock Units vest in accordance with the terms and conditions of the attached Award Certificate and this Award Agreement. After a Darden Stock Unit vests pursuant to Section 3, 4 or 5 hereof, and provided that you have not elected to receive cash pursuant to Section 7(b) hereof, the Company shall promptly cause to be issued in your name one share of Common Stock for each vested Darden Stock Unit. Subject to deductions of any amounts on account of taxes or other similar payments pursuant to Section 9 hereof, the Company shall promptly cause the shares of Common Stock (less any shares withheld to satisfy such amounts) to be delivered, either by book-entry registration or in the form of a certificate or certificates, registered in your name or in the names of your legal representatives, beneficiaries or heirs, as the case may be; provided, however, that any distribution to any "specified employee" (as determined in accordance with Section 409A of the Code) on account of a separation from service shall be made as soon as practicable after the first day of the calendar month which occurs six calendar months after such separation from service, but in no event later than the 15th day of the third month following the calendar year in which the end of such six-month period occurs. The Company will not deliver any fractional share of Common Stock but will pay, in lieu thereof, the Fair Market Value of such fractional share of Common Stock. Any shares of Common Stock delivered pursuant to this Award Agreement shall be newly issued shares.

     (b) In lieu of receiving shares of Common Stock pursuant to Section 7(a) hereof, you may elect to receive a cash payment in an amount equal to the Volume Weighted Average Price (as defined below) of one share of Common Stock for each vested Darden Stock Unit. In order to be effective, any such election must be made in writing delivered to the Company at the address set forth in Section 10(g) hereof not later than 30 days prior to the vesting date of the applicable Darden Stock Units. After a Darden Stock Unit vests pursuant to Section 3, 4 or 5

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


hereof for which the Company has received a notice complying with the preceding sentence, the Company shall promptly make a cash payment to you in Canadian Dollars in an amount equal to the Volume Weighted Average Price of one share of Common Stock for each vested Darden Stock Unit multiplied by the exchange rate selected by the Company for the conversion of United States Dollars into Canadian Dollars in effect on the vesting date, subject to the deduction of any amounts on account of taxes or other similar payments pursuant to Section 9 hereof; provided, however, that any distribution to any "specified employee" (as determined in accordance with Section 409A of the Code) on account of a separation from service shall be made as soon as practicable after the first day of the calendar month which occurs six calendar months after such separation from service, but in no event later than the 15th day of the third month following the calendar year in which the end of such six-month period occurs. For purposes of this Award Agreement, "Volume Weighted Average Price" shall mean the U.S. dollar amount per share of Common Stock calculated as set forth below:

          (i) If the vesting date for the Darden Stock Unit is a Trading Day (as defined below), the Volume Weighted Average Price shall be calculated by
     (A) adding the Daily Volume Weighted Average Price (as defined below) of the Common Stock on the vesting date to the Daily Volume Weighted Average Price of the Common Stock on the Trading Day immediately preceding the vesting date and (B) dividing such sum by two.

          (ii) If the vesting date for the Darden Stock Unit is not a Trading Day, the Volume Weighted Average Price shall be calculated by (A) adding the Daily Volume Weighted Average Price of the Common Stock on the Trading Day immediately preceding the vesting date to the Daily Volume Weighted Average Price of the Common Stock on the Trading Day immediately following the vesting date and (B) dividing such sum by two.

          (iii) For purposes of this Award Agreement, "Daily Volume Weighted Average Price" shall mean, for any Trading Day, the U.S. dollar amount per share of Common Stock calculated by (A) adding the U.S. dollar amount of each trade (computed as the transaction price times the number of shares of Common Stock traded in that transaction) during the period commencing at 9:30 a.m. Eastern Time and ending at 4:00 p.m. Eastern Time on such Trading Day and (B) dividing such sum by the total number of shares of Common Stock traded during the period commencing at 9:30 a.m. Eastern Time and ending at 4:00 p.m. Eastern Time on such Trading Day.

          (iv) For purposes of this Award Agreement, "Trading Day" shall mean a day during which trading in securities generally occurs on the New York Stock Exchange or, if the Common Stock is not listed on the New York Stock Exchange, the principal other market on which the Common Stock is then traded.

     8. Adjustments.

     In the event that the Committee administering the Plan shall determine that any dividend or other distribution (whether in the form of cash, shares of Common Stock, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of shares or other

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

securities of the Company, issuance of warrants or other rights to purchase shares or other securities of the Company or other similar corporate transaction or event affects the Common Stock such that an adjustment of the Darden Stock Units is determined by the Committee administering the Plan to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the attached Award Certificate and this Agreement, then the Committee shall, in such manner as it may deem equitable, in its sole discretion, adjust any or all of the number and type of shares subject to the Darden Stock Units.

     9. Taxes.

     (a) You acknowledge that you will consult with your personal tax advisor regarding the income tax consequences of the grant of the Darden Stock Units, the vesting of the Darden Stock Units, the receipt of shares of Common Stock or cash upon the vesting of the Darden Stock Units and any other matters related to this Agreement. In order to comply with all applicable federal, provincial, state, local or foreign income tax or other laws or regulations, the Company may take such action as it deems appropriate to ensure that all applicable federal, provincial, state, local or foreign payroll, withholding, income or other taxes, or similar amounts (including pension plan and employment insurance contributions), are collected from you or withheld from any amounts (including shares of Common Stock) paid or delivered to you pursuant to this Agreement or otherwise.

     (b) In accordance with the terms of the Plan, and such rules as may be adopted by the Committee administering the Plan, you may elect to satisfy any applicable tax or other withholding obligations arising from the vesting of the Darden Stock Units and the corresponding receipt of shares of Common Stock pursuant to Section 7(a) hereof by (i) delivering cash (including check, draft, money order or wire transfer made payable to the order of the Company), (ii) having the Company withhold a portion of the shares of Common Stock otherwise to be delivered having a Fair Market Value (as defined in the Plan) equal to the amount of such taxes or other amounts required to be withheld, or (iii) delivering to the Company shares of Common Stock having a Fair Market Value equal to the amount of such taxes or other amounts required to be withheld. The Company will not deliver any fractional share of Common Stock but will pay, in lieu thereof, the Fair Market Value of such fractional share of Common Stock. Your election must be made on or before the date that the amount of tax or other similar amount to be withheld is determined.

     (c) In accordance with the terms of the Plan, and such rules as may be adopted by the Committee administering the Plan, the Company will satisfy any applicable tax or other withholding obligations arising from the vesting of the Darden Stock Units and the corresponding receipt of cash pursuant to Section 7(b) hereof by withholding a portion of the cash otherwise to be delivered equal to the amount of such taxes or other amounts required to be withheld.

     10. General Provisions.

     (a) Interpretations. This Agreement is subject in all respects to the terms of the Plan. A copy of the Plan is available upon your request. Terms used herein which are defined in the

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

Plan shall have the respective meanings given to such terms in the Plan, unless otherwise defined herein. In the event that any provision of this Agreement is inconsistent with the terms of the Plan, the terms of the Plan shall govern. Any question of administration or interpretation arising under this Agreement shall be determined by the Committee administering the Plan, and such determination shall be final, conclusive and binding upon all parties in interest.

     (b) No Right to Employment. Nothing in this Agreement or the Plan shall be construed as giving you the right to be retained as an employee of the Company or any Affiliate of the Company. In addition, the Company or an Affiliate of the Company may at any time dismiss you from employment, free from any liability or any claim under this Agreement, unless otherwise expressly provided in this Agreement.

     (c) Reservation of Shares. The Company shall at all times prior to the vesting of the Darden Stock Units reserve and keep available such number of shares of Common Stock as will be sufficient to satisfy the requirements of this Agreement.

     (d) Securities Matters. The Company shall not be required to deliver any shares of Common Stock until the requirements of any federal, provincial or state securities or other laws, rules or regulations (including the rules of any securities exchange) as may be determined by the Company to be applicable are satisfied.

     (e) Headings. Headings are given to the sections and subsections of this Agreement solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of this Agreement or any provision hereof.

     (f) Governing Law. The internal law, and not the law of conflicts, of the State of Florida will govern all questions concerning the validity, construction and effect of this Agreement.

     (g) Notices. You should send all written notices regarding this Agreement or the Plan to the Company at the following address:

                           Darden Restaurants, Inc.
                           Supervisor, Stock Compensation Plans
                           5900 Lake Ellenor Drive
                           Orlando, FL  32809

     (h) Award Certificate. This Darden Stock Units Award Agreement is attached to and made a part of an Award Certificate and shall have no force or effect unless such Award Certificate is duly executed and delivered by the Company to you.

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